Exhibit 32.1

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cavco Industries, Inc. (the "Registrant") on Form 10-K for the year ending March 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, William C. Boor and Allison K. Aden, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to his or her knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 24, 2024

/s/ William C. Boor
William C. Boor
President and Chief Executive Officer

/s/ Allison K. Aden
Allison K. Aden
Executive Vice President, Chief Financial Officer & Treasurer